FOR IMMEDIATE RELEASE
                                                                October 13, 2005


                    BEKEM METALS, INC. ANNOUNCES EXTENSION OF
                                GORNOSTAI DEPOSIT

         Bekem Metals, Inc., (OTCBB: BKMM.OB) is pleased to announce the extension of the geological allotment covered by its mineral exploration and development concession. On October 7, 2005, the Company received written notification from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan that the Ministry had approved the Company's request to extend the geological allotment of the Gornostai deposit from 6.16 hectares (1,522 acres) to 5,450 hectares (13,467 acres).

         The Company expects the terms and conditions of the extension, including the Company's work program and required capital expenditures, will be negotiated and agreed upon between the Ministry and the Company by December 30, 2005.

         Marat Cherdabayev, President of Bekem Metals stated, "One of our primary objectives is to increase our mineral reserves by proving up our existing properties and acquiring new properties. We anticipate that this extension of our geological allotment will be an important step forward toward achieving our Company goals."

         Bekem Metals is engaged in the exploration and production of nickel, cobalt and other minerals at its Gornostai deposit in Eastern Kazakhstan. The Company maintains administrative offices in Salt Lake City, Utah and Almaty, Kazakhstan.

         For more information please contact Marat Cherdabayev at (801)
746-3700.

The information contained in this release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied. Forward-looking statements involve risks and uncertainties, including but not limited to, such risks as the sufficiency of funds and other risks described in the Company's periodic reports on file with the Securities and Exchange Commission.